Exhibit 99.2

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets (1)

	March 31,	December 31,
	2014	2013
	(Dollars in thousands)
Non-accrual loans	$20,711	$17,905
Loans 90 days or more past due and still accruing interest	115	-
Total non-performing loans	20,826	17,905
Other real estate and repossessed assets	18,001	18,282
Total non-performing assets	$38,827	$36,187

As a percent of Portfolio Loans
Non-performing loans	1.53%	1.30%
Allowance for loan losses	2.24	2.35
Non-performing assets to total assets	1.72	1.64
Allowance for loan losses as a percent of non-performing loans	146.15	180.54

(1)	Excludes loans classified as "trouble debt restructured" that are not past due and vehicle service contract counterparty receivables, net.

Troubled debt restructurings ("TDR")

	March 31, 2014
	Commercial	Retail		Total
	(In thousands)
Performing TDR's	$32,208	$78,152		$110,360
Non-performing TDR's(1)	5,354	5,819	(2)	11,173
Total	$37,562	$83,971		$121,533

	December 31, 2013
	Commercial	Retail		Total
	(In thousands)
Performing TDR's	$35,134	$79,753		$114,887
Non-performing TDR's(1)	4,347	4,988	(2)	9,335
Total	$39,481	$84,741		$124,222

(1)	Included in non-performing assets table above.
(2)	Also includes loans on non-accrual at the time of modification until six payments are received on a timely basis.

Allowance for loan losses	Three months ended
	March 31,
	2014		2013
		Unfunded		Unfunded
	Loans	Commitments	Loans	Commitments
	(Dollars in thousands)
Balance at beginning of period	$32,325	$508	$44,275	$598
Additions (deductions)
Provision for loan losses	428	-	(691)	-
Recoveries credited to allowance	1,068	-	1,451	-
Loans charged against the allowance	(3,384)	-	(4,270)	-
Additions (deductions) included in non-interest expense	-	10	-	(19)
Balance at end of period	$30,437	$518	$40,765	$579

Net loans charged against the allowance to average Portfolio Loans	0.69%		0.82%

Alternative Sources of Funds

	March 31,			December 31,
	2014			2013
		Average			Average
	Amount	Maturity	Rate	Amount	Maturity	Rate
	(Dollars in thousands)
Brokered CDs	$13,231	0.3 years	1.33%	$13,469	0.3 years	1.33%
Fixed-rate FHLB advances	12,941	4.4 years	6.59	17,181	3.5 years	6.38
Total	$26,172	2.3 years	3.93%	$30,650	2.1 years	4.16%

Capitalization

	March 31,	December 31,
	2014	2013
	(In thousands)
Subordinated debentures	$40,723	$40,723
Amount not qualifying as regulatory capital	(1,223)	(1,223)
Amount qualifying as regulatory capital	39,500	39,500
Shareholders’ equity
Common stock	351,439	351,173
Accumulated deficit	(107,209)	(110,347)
Accumulated other comprehensive loss	(7,644)	(9,245)
Total shareholders’ equity	236,586	231,581
Total capitalization	$276,086	$271,081

Non-Interest Income

	Three months ended
	March 31,	December 31,	March 31,
	2014	2013	2013
	(In thousands)
Service charges on deposit accounts	$3,055	$3,473	$3,406
Interchange income	1,941	1,820	1,757
Net gains on assets
Mortgage loans	1,144	1,607	3,637
Securities	112	190	84
Mortgage loan servicing	264	1,192	622
Investment and insurance commissions	402	429	450
Bank owned life insurance	319	335	338
Title insurance fees	274	421	484
Increase in fair value of U.S. Treasury warrant	-	-	(1,045)
Other	1,444	1,446	1,335
Total non-interest income	$8,955	$10,913	$11,068

Capitalized Mortgage Loan Servicing Rights

	Three months ended March 31,
	2014	2013
	(In thousands)
Balance at beginning of period	$13,710	$11,013
Originated servicing rights capitalized	382	1,029
Amortization	(534)	(1,210)
Change in valuation allowance	(285)	758
Balance at end of period	$13,273	$11,590

Valuation allowance at end of period	$3,140	$5,329

Mortgage Loan Activity

	Three months ended
	March 31,	December 31,	March 31,
	2014	2013	2013
	(Dollars in thousands)
Mortgage loans originated	$44,241	$72,317	$128,732
Mortgage loans sold	47,118	66,917	130,456
Mortgage loans sold with servicing rights released	7,861	10,849	14,537
Net gains on the sale of mortgage loans	1,144	1,607	3,637
Net gains as a percent of mortgage loans sold (“Loan Sales Margin”)	2.43%	2.40%	2.79%
Fair value adjustments included in the Loan Sales Margin	(0.14)	(0.38)	(0.74)

Non-Interest Expense

	Three months ended
	March 31,	December 31,	March 31,
	2014	2013	2013
	(In thousands)
Compensation	$8,308	$8,435	$8,205
Performance-based compensation	912	1,821	1,062
Payroll taxes and employee benefits	2,018	2,055	2,040
Compensation and employee benefits	11,238	12,311	11,307
Occupancy, net	2,483	2,257	2,424
Data processing	2,086	1,971	1,916
Loan and collection	1,465	1,374	2,226
Furniture, fixtures and equipment	1,069	1,122	1,032
Communications	789	714	780
Advertising	519	552	570
FDIC deposit insurance	417	409	630
Interchange expense	402	407	410
Legal and professional fees	401	616	692
Credit card and bank service fees	263	288	334
Supplies	239	257	250
Amortization of intangible assets	134	203	203
Vehicle service contract counterparty contingencies	68	1,434	127
Cost (recoveries) related to unfunded lending commitments	10	(33)	(19)
Net (gains) losses on other real estate and repossessed assets	(87)	146	652
Provision for loss reimbursement on sold loans	(481)	(284)	663
Other	1,385	1,225	1,276
Total non-interest expense	$22,400	$24,969	$25,473

Average Balances and Tax Equivalent Rates

	Three Months Ended
	March 31,
	2014			2013
	Average			Average
	Balance	Interest	Rate(3)	Balance	Interest	Rate(3)
Assets (1)	(Dollars in thousands)
Taxable loans	$1,369,065	$18,162	5.36%	$1,436,527	$20,649	5.81%
Tax-exempt loans (2)	5,193	82	6.40	5,884	94	6.48
Taxable securities	441,783	1,383	1.27	199,876	670	1.36
Tax-exempt securities (2)	41,023	399	3.94	24,200	362	6.07
Cash – interest bearing	108,855	91	0.34	186,065	120	0.26
Other investments	23,419	332	5.75	20,838	212	4.13
Interest Earning Assets	1,989,338	20,449	4.16	1,873,390	22,107	4.77
Cash and due from banks	45,439			45,583
Other assets, net	188,246			142,300
Total Assets	$2,223,023			$2,061,273

Liabilities
Savings and interest-bearing checking	$946,295	263	0.11	$894,348	282	0.13
Time deposits	443,630	1,030	0.94	423,713	1,247	1.19
Other borrowings	54,329	512	3.82	67,802	865	5.17
Interest Bearing Liabilities	1,444,254	1,805	0.51	1,385,863	2,394	0.70
Non-interest bearing deposits	511,463			493,952
Other liabilities	32,284			41,683
Shareholders’ equity	235,022			139,775
Total liabilities and shareholders’ equity	$2,223,023			$2,061,273

Net Interest Income		$18,644			$19,713

Net Interest Income as a Percent of Average Interest Earning Assets			3.79%			4.25%

(1)	All domestic.
(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%
(3)	Annualized.

Commercial Loan Portfolio Analysis as of  March 31, 2014

	Total Commercial Loans
		Watch Credits			Percent of Loan
Loan Category	All Loans	Performing	Non- performing	Total	Category in Watch Credit
	(Dollars in thousands)
Land	$11,294	$1,693	$621	$2,314	20.5%
Land Development	13,517	3,141	283	3,424	25.3
Construction	9,326	465	-	465	5.0
Income Producing	251,843	16,773	3,558	20,331	8.1
Owner Occupied	202,996	17,695	2,938	20,633	10.2
Total Commercial Real Estate Loans	$488,976	$39,767	7,400	$47,167	9.6

Other Commercial Loans	$153,075	$11,961	413	$12,374	8.1
Total non-performing commercial loans			$7,813